Exhibit 99.1

CITI TRENDS, INC. ANNOUNCES GEORGE BELLINO TO RETIRE IN 2008

SAVANNAH, GA (December 12, 2007) — Citi Trends, Inc. (NASDAQ: CTRN) today announced that George A. Bellino, the Company’s President and Chief Merchandising Officer, has informed the Company of his decision to retire in the spring/summer of 2008. The Company will commence a search for a new Chief Merchandising Officer immediately. Mr. Bellino will stay on with the Company in his present roles to effect the transition.

Mr. Bellino has served as President and Chief Merchandising Officer since December 2001 and previously as a director from April 1999 to May 2005. Mr. Bellino was also the Company’s Chief Executive Officer and President from April 1999 to December 2001. From January 1997 to March 1999, Mr. Bellino served as President of the Company’s predecessor, Allied Department Stores.

Ed Anderson, Chairman and Chief Executive Officer of Citi Trends, commented, “George has been an integral part of our leadership team and a primary contributor to our success. He will be missed as a friend and colleague when he retires next year, but one of George’s greatest accomplishments has been his creation of an experienced merchandising team.  As a result, we have some of the most talented merchants in the industry. During the next several months, George will continue to work closely with this team to complete the transition.”

Mr. Bellino added, “It has been my distinct pleasure to help lead Citi Trends during a time of rapid growth and success. Our deep merchandising team is well-positioned to continue executing our vision and strategy for Citi Trends and offering the best selection to our customers. While I look forward to the next chapter in my life, I will remain fully engaged during the important holiday and spring selling seasons to ensure the transition goes smoothly.”

About Citi Trends

Citi Trends, Inc. is a value-priced retailer of urban fashion apparel and accessories for the entire family.  The Company currently operates 319 stores located in 20 states in the Southeast, Mid-Atlantic and Midwest regions and the state of Texas.  Citi Trends’ website address is www.cititrends.com.  CTRN-E

Forward-Looking Statements

All statements other than historical facts contained in this news release, including statements regarding our future financial results and position, business policy and plans and objectives of management for future operations, are forward-looking statements that are subject to material risks and uncertainties.  The words “believe,” “may,” “could,” “plans,” “estimate,” “continue,” “anticipate,” “intend,” “expect” and similar expressions, as they relate to Citi Trends, are intended to identify forward-looking statements.  Statements with respect to earnings guidance are forward-looking statements.  Investors are cautioned that any such forward-looking statements are subject to the finalization of the Company’s quarterly financial and accounting procedures, are not guarantees of future performance or results and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified.  Actual results or developments may differ materially from those included in the forward-looking statements, as a result of various factors which are discussed in Citi Trends, Inc. filings with the Securities and Exchange Commission.  These risks and uncertainties include, but are not limited to, uncertainties relating to economic conditions, growth risks, consumer spending patterns, competition within the industry, competition in our markets and the ability to anticipate and respond to fashion trends.  Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the Securities and Exchange Commission, Citi Trends does not undertake to publicly update any forward-looking statements in this news release or with respect to matters described herein, whether as a result of any new information, future events or otherwise.

Contact:	Bruce Smith	Ed Anderson
	Chief Financial Officer	Chairman and Chief Executive Officer
	(912) 443-2075	(912) 443-3705